Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate July 29, 2026	Ryan P. Vossler Investor Relations 716-857-7158	Timothy J. Silverstein Chief Financial Officer 716-857-6987

NATIONAL FUEL REPORTS THIRD QUARTER FISCAL 2026 EARNINGS

WILLIAMSVILLE, N.Y. National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the third quarter of its 2026 fiscal year.

THIRD QUARTER FISCAL 2026 SUMMARY
•GAAP earnings of $138.6 million, or earnings per share (EPS) of $1.45, compared to GAAP earnings of $149.8 million, or $1.64 per share, in the prior year.
•Adjusted EPS of $1.54 compared to $1.64 from the prior year. See non-GAAP reconciliation on page 2.
•Net cash provided by operating activities of $1.035 billion for the nine months ending June 30, 2026, with free cash flow of $280 million (as defined on page 25) through the same period.
•The Integrated Upstream and Gathering segment benefitted from its strong hedge and marketing portfolio during the quarter, as a $0.56 per Mcf gain more than offset the drop in NYMEX natural gas prices compared to the prior year.
•Supply Corporation expanded its Line N System Upgrade Project to 294,000 dekatherms per day, executing a 20-year precedent agreement for 200,000 dekatherms per day of incremental firm transportation capacity, supporting the initial phase of the coal-to-gas conversion at the existing Shippingport Power Station site in western Pennsylvania.
•The Company completed the necessary financing needed to close the pending Ohio gas utility acquisition and received its final regulatory approval during the quarter, which places the acquisition on track to close on October 1 of this year.
•The Company maintained its longstanding focus on shareholder returns as the Board of Directors approved a 4% increase in the Company's dividend, to an annual rate of $2.22 per share. The Company has now paid a dividend for 124 consecutive years and increased its annual dividend rate for 56 consecutive years.
•The Company is revising its fiscal 2026 adjusted EPS guidance range of $7.40 to $7.60 per share, or $7.50 per share at the midpoint, a projected 9% increase from fiscal 2025.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “Looking forward, with the growing demand for natural gas, the outlook for the industry and National Fuel is as strong as ever. Over the last several years, we have consistently enhanced the quality of our asset base, improved capital efficiency, and expanded our long-term growth opportunities through disciplined execution across the Company. Whether it is expanding our pipelines to serve new data center or power generation demand in the region, or producing gas supply to meet growing demand in Appalachia and across markets served by our high-quality firm transportation portfolio, our ability to benefit from these industry tailwinds is evident. In addition, our pending Ohio gas utility acquisition, once completed, will significantly increase rate base for our regulated businesses and provides an additional avenue for meaningful regulated earnings growth.

"With this strong backdrop, National Fuel is expected to deliver approximately 7% to 10% average annual EPS growth through 2029. This growth alongside our disciplined capital allocation strategy and focus on returning an increasing amount of capital to shareholders through our long-standing dividend, positions National Fuel to deliver sustainable long-term value for shareholders."

Page 2.

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED EARNINGS

	Three Months Ended June 30,
	(Thousands)		(Per Share)
	2026	2025	2026	2025
Reported GAAP Earnings	$138,621	$149,818	$1.45	$1.64
Items impacting comparability:
Costs related to the pending Ohio gas utility acquisition	6,192	—	0.07	—
Tax impact of costs related to the pending Ohio acquisition	(1,435)	—	(0.02)	—
Impact of equity issuance related to pending Ohio acquisition, net of interest benefits	(3,566)	—	0.03	—
Tax impact of net interest benefit from equity issuance	826	—	0.01	—
Interest expense from long-term debt issuances for pending Ohio acquisition, net of interest benefit	1,129	—	0.01	—
Tax impact of interest expense from long-term debt issuances, net of interest benefit	(262)	—	—	—
Premiums paid on early redemption of debt	413	—	—	—
Tax impact of premiums paid on early redemption of debt	(96)	—	—	—
Other/rounding (refer to Segment results for details)	(840)	(615)	(0.01)	—
Adjusted Earnings	$140,982	$149,203	$1.54	$1.64

FISCAL 2026 GUIDANCE UPDATE

National Fuel is revising its adjusted earnings per share guidance for fiscal 2026 to a range of $7.40 to $7.60. This updated range incorporates our third quarter results as well as lower expected production for the remaining three months, partially offset by lower unit costs in the Integrated Upstream and Gathering segment. The Company is maintaining an average NYMEX natural gas price assumption of $3.00 per MMBtu for the remaining three months of fiscal 2026, which approximates the current NYMEX forward curve at this time.

Integrated Upstream and Gathering segment fiscal 2026 production is now expected to be 420 to 430 Bcf, a moderate decrease from our prior guidance, primarily reflecting the combined impact of ongoing appraisal activities and greater than anticipated well interactions related to more intensive completion design testing. While these activities affected near-term production, they will allow for further optimization of future development planning and capital allocation decisions and are not expected to impact the outlook for long-term production growth and continued improvement in capital efficiency. This guidance range also does not incorporate any price-related curtailments over the remainder of the fiscal year.

The Company is also revising its Integrated Upstream and Gathering segment capital expenditure guidance to a range of $580 to $605 million, a 2% increase at the midpoint, largely as a result of higher oil and diesel prices, as well as schedule changes. In addition, this segment has implemented a new discretionary land acquisition spending program, which is expected to lead to an additional $20 to $40 million in spending outside of the aforementioned capital spending guidance. This discretionary program represents a strategic investment to expand core inventory depth in Tioga County and strengthen what the Company believes is one of the premier natural gas resource positions in North America. Over the next two years, the Company expects to invest $100 to $200 million of discretionary land capital to extend development runway, increase long-term development optionality, and support future capital efficiency improvements.

In addition, the Company is also revising its capital expenditure guidance in the Pipeline and Storage segment, which is now expected to be between $235 to $265 million. This increase is driven by the strong execution on our various modernization and expansion projects for this calendar year, several of which are proceeding at a quicker pace than previously anticipated.

The acquisition of CenterPoint Energy's Ohio natural gas utility business is expected to close on October 1 of this year. As a result, this is not expected to impact fiscal 2026 guidance, which also excludes any financing or acquisition-related costs.

The Company’s other fiscal 2026 guidance assumptions are detailed in the table on page 7.

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LONG-TERM OUTLOOK

National Fuel plans to provide detailed fiscal 2027 guidance after the closing of the Ohio utility acquisition, which is on track to occur on October 1 of this year.

The Company is also updating its long-term earnings per share outlook, which it now expects to be 7% to 10% per year, on average from fiscal 2026 through fiscal 2029, using the current natural gas price outlook. In addition to significant per-share earnings growth driven by strong outlooks in each segment, the Company anticipates leveraging its best-in-class capital efficiency trend to generate between $1.0 and $1.5 billion of free cash flow over the next three years. The combination of significant earnings growth, a more balanced business mix following the closing of the Ohio utility acquisition, and strong free cash flow generation is expected to provide increased flexibility to allocate capital in ways that maximize per share value over the long-term. This free cash flow is projected to be utilized to reduce outstanding debt, which will further strengthen the Company's investment grade balance sheet, and support strategic investments and other opportunities to enhance shareholder returns beyond the 7% to 10% target.

FINANCING ACTIVITIES UPDATE

In June 2026, the Company issued $1.5 billion of new three-, five-, and ten-year notes (split into three equal tranches) to fund a portion of the CenterPoint acquisition and refinance the early redemption of $300 million of notes that were scheduled to mature in October 2026. In conjunction with these transactions, the Company recognized an after-tax loss of $0.3 million related to the early redemption of the October 2026 maturity, which is presented as an item impacting comparability for the quarter.

DISCUSSION OF THIRD QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended June 30, 2026 is summarized in a tabular form on pages 8 and 9 of this report (earnings drivers for the nine months ended June 30, 2026 are summarized on pages 10 and 11).

Note that management defines adjusted earnings as reported GAAP earnings adjusted for items impacting comparability, and adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Integrated Upstream and Gathering Segment

The Integrated Upstream and Gathering segment's exploration and production operations are carried out by Seneca Resources Company, LLC (“Seneca”) and its gathering operations are carried out by the operating subsidiaries of National Fuel Gas Midstream Company, LLC ("Gathering"). Seneca explores for, develops, and produces primarily natural gas reserves in Pennsylvania. Gathering constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which primarily delivers Seneca's production and, to a lesser extent, third-party Appalachian production to various interstate pipelines.

	Three Months Ended
	June 30,
(in thousands)	2026	2025	Variance
GAAP Earnings	$111,874	$116,667	$(4,793)
Premiums paid on early redemption of debt	413	—	413
Tax impact of premiums paid on early redemption of debt	(96)	—	(96)
Unrealized (gain) loss on derivative asset (2022 CA asset sale)	—	45	(45)
Tax impact of unrealized (gain) loss on derivative asset	—	(12)	12
Adjusted Earnings	$112,191	$116,700	$(4,509)

Adjusted EBITDA	$248,528	$258,411	$(9,883)

The Integrated Upstream and Gathering segment's third quarter GAAP earnings decreased $4.8 million versus the prior year. Excluding items impacting comparability, adjusted earnings decreased $4.5 million from the prior year, as the benefit of higher realized natural gas prices and lower interest expense was more than offset by lower production volumes and higher operating expenses.

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Seneca’s weighted average realized natural gas price, after the impact of hedging and transportation costs, was $2.81 per Mcf, an increase of $0.10 per Mcf, or 4%, compared to the prior year, as gains in Seneca's hedging portfolio and tighter basis differentials more than offset lower NYMEX prices during the quarter.

During the third quarter, Seneca produced 104.3 Bcf of natural gas, a decrease of 7.3 Bcf, or 7%, compared to the prior year, as production from recently turned-in-line wells was more than offset by natural declines from existing wells.

	Three Months Ended
	June 30,
(Cost per Mcf)	2026	2025		Variance
Upstream General and Administrative Expense (“G&A”)	$0.17	$0.17		$—
Lease Operating Expense (“LOE”)	$0.15	$0.11		$0.04
Adjusted Gathering Operation and Maintenance Expense ("O&M")	$0.13	$0.11	(1)	$0.02
Taxes and Other	$0.07	$0.08		$(0.01)
Adjusted Total Cash Operating Costs	$0.52	$0.47	(1)	$0.05
Depreciation, Depletion and Amortization Expense (“DD&A”)	$0.80	$0.71		$0.09
Adjusted Total Operating Costs	$1.32	$1.18	(1)	$0.14

(1)Adjusted Gathering O&M Expense of $0.11 per Mcf for the quarter ended June 30, 2025 excludes a $0.04 per Mcf reduction to Gathering O&M Expense attributed to a change in segment reporting, which is fully offset in operating revenue.

On a per unit basis, third quarter adjusted total operating costs were $0.14 higher compared to the prior year, primarily due to higher per unit LOE and DD&A expense. Consistent with previous quarters this fiscal year, the increase in per unit LOE compared to the prior year was largely driven by additional third-party gathering expenses. The increase in DD&A expense was largely driven by the impact of ceiling test impairments Seneca recorded in fiscal 2025 that artificially lowered the per unit DD&A rate in the prior year.

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2026	2025	Variance
GAAP Earnings	$28,739	$28,857	$(118)

Adjusted EBITDA	$66,933	$67,019	$(86)

The Pipeline and Storage segment’s third quarter GAAP earnings were in line with the prior year as an increase in operating revenues was offset by higher O&M and DD&A.

Operating revenues increased $1.0 million, primarily driven by higher transportation revenues related to new long-term contracts. O&M expense increased $1.2 million, primarily due to higher third-party and material costs.

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution Corporation”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2026	2025	Variance
GAAP Earnings	$5,686	$4,997	$689

Adjusted EBITDA	$27,148	$25,743	$1,405

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The Utility segment’s third quarter GAAP earnings increased $0.7 million, primarily as a result of higher customer margin (operating revenue less purchased gas sold) of $6.0 million. Contributors to increased customer margin included the implementation of year two of the three-year joint settlement in New York and revenue from the Utility’s Distribution System Improvement Charge in Pennsylvania. Partially offsetting this was an increase in O&M expense driven by higher employee-related costs (which were largely the result of new collective bargaining agreements) and an increase in uncollectible expense.

Corporate and All Other

	Three Months Ended
	June 30,
(in thousands)	2026	2025	Variance
GAAP Earnings	$(7,678)	$(703)	$(6,975)
Costs related to the pending Ohio gas utility acquisition	6,192	—	6,192
Tax impact of costs related to the pending Ohio acquisition	(1,435)	—	(1,435)
Net interest benefit from equity issuance related to pending acquisition	(3,566)	—	(3,566)
Tax impact of net interest benefit from equity issuance	826	—	826
Interest expense from long-term debt issuances for pending Ohio acquisition, net of interest benefit	1,129	—	1,129
Tax impact of interest expense from long-term debt issuances, net of interest benefit	(262)	—	(262)
Unrealized (gain) loss on other investments	(1,064)	(820)	(244)
Tax impact of unrealized (gain) loss on other investments	224	172	52
Adjusted Earnings	$(5,634)	$(1,351)	$(4,283)

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $7.7 million in the third quarter, largely due to transaction and financing costs related to the pending Ohio gas utility acquisition.

EARNINGS TELECONFERENCE

A conference call to discuss the results will be held on Thursday, July 30, 2026, at 9 a.m. ET. All participants must pre-register to join this conference using the Participant Registration link. A webcast link to the conference call is provided under the Events Calendar on the NFG Investor Relations website at investor.nationalfuelgas.com, and a replay of the webcast will be available on the website following the call.

National Fuel is an integrated energy company reporting financial results for three operating segments: Integrated Upstream and Gathering, Pipeline and Storage, and Utility. Additional information about National Fuel is available at www.nationalfuel.com.

Analyst Contact:	Ryan P. Vossler	716-857-7158
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in economic conditions, including the imposition of additional tariffs on U.S. imports and related retaliatory tariffs, inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the Company’s ability to complete strategic transactions, such as the planned CenterPoint Ohio acquisition, including receipt of required regulatory clearances and satisfaction of other conditions to closing, and to recognize the anticipated benefits of such transactions; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; changes in the price of natural gas; impairments under the SEC’s full cost ceiling test for natural gas reserves; the creditworthiness or performance of the
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Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures, other investments, and acquisitions, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; negotiations with the collective bargaining units representing the Company’s workforce, including potential work stoppages during negotiations; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches, including the impact of issues that may arise from the use of artificial intelligence technologies; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, water availability and disposal or recycling opportunities of used water, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its adjusted earnings per share guidance for fiscal 2026. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below. The acquisition of CenterPoint Energy's Ohio natural gas utility business still is expected to close in the fourth quarter of calendar 2026, as previously planned. As a result, this is not expected to impact fiscal 2026 guidance, which also excludes any financing or acquisition-related costs. Fiscal 2026 adjusted earnings per share guidance also excludes after-tax financing and acquisition related costs during the nine months ended June 30, 2026, which reduced earnings by $0.30 per share, and expected financing and acquisition related costs during the three months ending September 30, 2026.

The revised adjusted earnings per share guidance range also excludes certain items that impacted the comparability of adjusted operating results during the nine months ended June 30, 2026, including after-tax unrealized losses on other investments, which increased earnings by less than $0.01 per share. While the Company expects to record certain adjustments to unrealized gain or loss on investments during the remaining three months ending September 30, 2026, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Previous FY 2026 Guidance	Updated FY 2026 Guidance

Consolidated Adjusted Earnings per Share	$7.45 - $7.75	$7.40 - $7.60
Consolidated Effective Tax Rate	~ 25.5%	~ 25.5%

Capital Expenditures (Millions)
Integrated Upstream and Gathering	$560 - $610	$580 - $605(1)
Pipeline and Storage	$210 - $250	$235 - $265
Utility	$185 - $205	$185 - $205
Consolidated Capital Expenditures	$955 - $1,065	$1,000 - $1,075

Integrated Upstream & Gathering Segment Guidance

Commodity Price Assumptions	(price for remaining six months)	(price for remaining three months)
NYMEX natural gas price (per MMBtu)	$3.00	$3.00
Appalachian basin spot price (per MMBtu)	$2.20	$2.15

Production (Bcf)	425 to 440	420 to 430

Integrated Operating Costs ($/Mcf)
Upstream General and Administrative Expense	~$0.18	~$0.18
Lease Operating Expense	$0.16 - $0.17	$0.15 - $0.16
Gathering Operation and Maintenance Expense	~$0.12	~$0.12
Depreciation, Depletion and Amortization	$0.76 - $0.81	$0.77 - $0.80

Pipeline and Storage Segment Revenues (Millions)	$420 - $435	$420 - $435

Utility Segment Guidance (Millions)
Customer Margin(2)	$470 - $490	$470 - $490
O&M Expense	$250 – $260	$250 – $260
Non-Service Pension & OPEB Income	$23 - $27	$23 - $27

(1) Integrated Upstream and Gathering Capital Expenditures exclude $20 to $40 million of discretionary land spending.
(2) Customer Margin is defined as Operating Revenues less Purchased Gas Expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2026
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
(Thousands of Dollars)	& Gathering	Storage	Utility	All Other	Consolidated(1)

Third quarter 2025 GAAP earnings	$116,667	$28,857	$4,997	$(703)	$149,818
Items impacting comparability:
Unrealized (gain) loss on derivative asset	45				45
Tax impact of unrealized (gain) loss on derivative asset	(12)				(12)
Unrealized (gain) loss on other investments				(820)	(820)
Tax impact of unrealized (gain) loss on other investments				172	172
Third quarter 2025 adjusted earnings	116,700	28,857	4,997	(1,351)	149,203
Drivers of adjusted earnings(2)
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	(15,646)				(15,646)
Higher (lower) realized natural gas prices, after hedging	8,253				8,253
Higher (lower) gathering revenues	951				951
Higher (lower) other operating revenues	3,830				3,830
Pipeline and Storage Revenues
Higher (lower) operating revenues		760			760
Utility Margins(3)
Impact of usage and weather			(689)		(689)
Impact of new rates in New York			4,443		4,443
Regulatory revenue adjustments			304		304
Higher (lower) other operating revenues			644		644
Operating Expenses
Lower (higher) lease operating expenses	(2,592)				(2,592)
Lower (higher) operating expenses	(3,290)	(960)	(3,644)	(2,500)	(10,394)
Lower (higher) property, franchise and other taxes	1,145				1,145
Lower (higher) depreciation / depletion	(2,672)	(833)			(3,505)
Other Income (Expense)
Higher (lower) other income		635		(454)	181
(Higher) lower interest expense	3,712			(637)	3,075
Income Taxes
Lower (higher) income tax expense / effective tax rate	2,095	564	(711)	(712)	1,236

All other / rounding	(295)	(284)	342	20	(217)
Third quarter 2026 adjusted earnings	112,191	28,739	5,686	(5,634)	140,982
Items impacting comparability:
Costs related to the pending Ohio gas utility acquisition				(6,192)	(6,192)
Tax impact of costs related to the pending Ohio gas utility acquisition				1,435	1,435
Net interest benefit from equity issuance related to pending acquisition				3,566	3,566
Tax impact of net interest benefit from equity issuance				(826)	(826)
Interest expense from long-term debt issuances for pending acquisition, net of interest benefit				(1,129)	(1,129)
Tax impact of interest expense from long-term debt issuances, net of interest benefit				262	262
Premiums paid on early redemption of debt	(413)				(413)
Tax impact of premiums paid on early redemption of debt	96				96
Unrealized gain (loss) on other investments				1,064	1,064
Tax impact of unrealized gain (loss) on other investments				(224)	(224)
Third quarter 2026 GAAP earnings	$111,874	$28,739	$5,686	$(7,678)	$138,621

(1) Amounts do not reflect intercompany eliminations.
(2) Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
(3) Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2026
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
	& Gathering	Storage	Utility	All Other	Consolidated(1)

Third quarter 2025 GAAP earnings per share	$1.28	$0.32	$0.05	$(0.01)	$1.64
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax					—
Unrealized (gain) loss on other investments, net of tax				(0.01)	(0.01)
Rounding				0.01	0.01
Third quarter 2025 adjusted earnings per share	1.28	0.32	0.05	(0.01)	1.64
Drivers of adjusted earnings(2)(4)
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	(0.17)				(0.17)
Higher (lower) realized natural gas prices, after hedging	0.09				0.09
Higher (lower) gathering revenues	0.01				0.01
Higher (lower) other operating revenues	0.04				0.04
Pipeline and Storage Revenues
Higher (lower) operating revenues		0.01			0.01
Utility Margins(3)
Impact of usage and weather			(0.01)		(0.01)
Impact of new rates in New York			0.05		0.05
Regulatory revenue adjustments			—		—
Higher (lower) other operating revenues			0.01		0.01
Operating Expenses
Lower (higher) lease operating expenses	(0.03)				(0.03)
Lower (higher) operating expenses	(0.04)	(0.01)	(0.04)	(0.03)	(0.12)
Lower (higher) property, franchise and other taxes	0.01				0.01
Lower (higher) depreciation / depletion	(0.03)	(0.01)			(0.04)
Other Income (Expense)
Higher (lower) other income		0.01		—	0.01
(Higher) lower interest expense	0.04			(0.01)	0.03
Income Taxes
Lower (higher) income tax expense / effective tax rate	0.02	0.01	(0.01)	(0.01)	0.01

All other / rounding	0.01	(0.02)	0.01	—	—
Third quarter 2026 adjusted earnings per share(4)	1.23	0.31	0.06	(0.06)	1.54
Items impacting comparability(4):
Costs related to the pending Ohio gas utility acquisition, net of tax				(0.05)	(0.05)
Impact of equity issuance related to pending acquisition, net of interest benefits	(0.06)	(0.01)	—	0.03	(0.04)
Interest expense from long-term debt issuances for pending acquisition, net of tax				(0.01)	(0.01)
Premiums paid on early redemption of debt, net of tax	—				—
Unrealized gain (loss) on other investments, net of tax				0.01	0.01
Third quarter 2026 GAAP earnings per share	$1.17	$0.30	$0.06	$(0.08)	$1.45

(1) Amounts do not reflect intercompany eliminations.
(2) Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
(3) Downstream margin defined as operating revenues less purchased gas expense.
(4) As a result of the equity issuance, drivers of adjusted earnings, third quarter 2026 adjusted earnings per share, and items impacting comparability for the third quarter 2026 have been calculated using adjusted diluted shares of 91,333,969.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2026
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
(Thousands of Dollars)	& Gathering	Storage	Utility	All Other	Consolidated(1)
Nine months ended June 30, 2025 GAAP earnings	$221,205	$93,019	$101,040	$(4,102)	$411,162
Items impacting comparability:
Impairment of assets	141,802				141,802
Tax impact of impairment of assets	(37,169)				(37,169)
Premiums paid on early redemption of debt	2,385				2,385
Tax impact of premiums paid on early redemption of debt	(642)				(642)
Unrealized (gain) loss on derivative asset	729				729
Tax impact of unrealized (gain) loss on derivative asset	(196)				(196)
Unrealized (gain) loss on other investments				1,780	1,780
Tax impact of unrealized (gain) loss on other investments				(374)	(374)
Nine months ended June 30, 2025 adjusted earnings	328,114	93,019	101,040	(2,696)	519,477
Drivers of adjusted earnings(2)
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	1,406				1,406
Higher (lower) realized natural gas prices, after hedging	77,803				77,803
Higher (lower) other operating revenues	8,880				8,880
Pipeline and Storage Revenues
Higher (lower) operating revenues		2,481			2,481
Utility Margins(3)
Impact of usage and weather			957		957
Impact of new rates in New York			10,520		10,520
Regulatory revenue adjustments			4,856		4,856
Higher (lower) other operating revenues			1,928		1,928
Operating Expenses
Lower (higher) lease operating expenses	(11,316)				(11,316)
Lower (higher) operating expenses	(9,061)	(1,559)	(10,298)	(4,453)	(25,371)
Lower (higher) depreciation / depletion	(14,945)	(2,359)	(2,578)		(19,882)
Other Income (Expense)
Higher (lower) other income		(1,081)	862	708	489
(Higher) lower interest expense	10,510		(717)	(1,949)	7,844
Income Taxes
Lower (higher) income tax expense / effective tax rate	(2,288)	1,140	(1,290)	(741)	(3,179)

All other / rounding	(835)	(76)	(155)	69	(997)
Nine months ended June 30, 2026 adjusted earnings	388,268	91,565	105,125	(9,062)	575,896
Items impacting comparability:
Costs related to the pending Ohio gas utility acquisition				(16,378)	(16,378)
Tax impact of costs related to the pending Ohio gas utility acquisition				3,796	3,796
Net interest benefit from equity issuance				7,497	7,497
Tax impact of net interest benefit from equity issuance				(1,738)	(1,738)
Interest expense from long-term debt issuances for pending acquisition, net of interest benefit				(1,129)	(1,129)
Tax impact of interest expense from long-term debt issuances, net of interest benefit				262	262
Premiums paid on early redemption of debt	(413)				(413)
Tax impact of premiums paid on early redemption of debt	96				96
Unrealized gain (loss) on other investments				57	57
Tax impact of unrealized gain (loss) on other investments				(12)	(12)
Nine months ended June 30, 2026 GAAP earnings	$387,951	$91,565	$105,125	$(16,707)	$567,934

(1) Amounts do not reflect intercompany eliminations.
(2) Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
(3) Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2026
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
	& Gathering	Storage	Utility	All Other	Consolidated(1)
Nine months ended June 30, 2025 GAAP earnings per share	$2.42	$1.02	$1.11	$(0.04)	$4.51
Items impacting comparability:
Impairment of assets, net of tax	1.14				1.14
Premiums paid on early redemption of debt, net of tax	0.02				0.02
Unrealized (gain) loss on derivative asset, net of tax	0.01				0.01
Unrealized (gain) loss on other investments, net of tax				0.02	0.02
Rounding				(0.01)	(0.01)
Nine months ended June 30, 2025 adjusted earnings per share	3.59	1.02	1.11	(0.03)	5.69
Drivers of adjusted earnings(2)(4)
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	0.02				0.02
Higher (lower) realized natural gas prices, after hedging	0.85				0.85
Higher (lower) other operating revenues	0.10				0.10
Pipeline and Storage Revenues
Higher (lower) operating revenues		0.03			0.03
Utility Margins(3)
Impact of usage and weather			0.01		0.01
Impact of new rates in New York			0.12		0.12
Regulatory revenue adjustments			0.05		0.05
Higher (lower) other operating revenues			0.02		0.02
Operating Expenses
Lower (higher) lease operating expenses	(0.12)				(0.12)
Lower (higher) operating expenses	(0.10)	(0.02)	(0.11)	(0.05)	(0.28)
Lower (higher) depreciation / depletion	(0.16)	(0.03)	(0.03)		(0.22)
Other Income (Expense)
Higher (lower) other income		(0.01)	0.01	0.01	0.01
(Higher) lower interest expense	0.12		(0.01)	(0.02)	0.09
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.03)	0.01	(0.01)	(0.01)	(0.04)

All other / rounding	(0.02)	—	(0.01)	0.01	(0.02)
Nine months ended June 30, 2026 adjusted earnings per share(4)	4.25	1.00	1.15	(0.09)	6.31
Items impacting comparability(4):
Costs related to the pending Ohio gas utility acquisition, net of tax				(0.14)	(0.14)
Impact of equity issuance related to pending acquisition, net of interest benefits	(0.14)	(0.03)	(0.04)	0.06	(0.15)
Interest expense from long-term debt issuances for pending acquisition, net of tax				(0.01)	(0.01)
Premiums paid on early redemption of debt, net of tax	—				—
Unrealized gain (loss) on other investments, net of tax				—	—
Nine months ended June 30, 2026 GAAP earnings per share	$4.11	$0.97	$1.11	$(0.18)	$6.01

(1) Amounts do not reflect intercompany eliminations.
(2) Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
(3) Downstream margin defined as operating revenues less purchased gas expense.
(4) As a result of the equity issuance, drivers of adjusted earnings, nine months ended June 30, 2026 adjusted earnings per share, and items impacting comparability for the nine months ended June 30, 2026 have been calculated using adjusted diluted shares of 91,284,991.

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2026	2025	2026	2025
Operating Revenues:
Utility Revenues	$165,422	$157,446	$850,258	$729,445
Integrated Upstream and Gathering Revenues	302,516	306,402	984,561	873,901
Pipeline and Storage Revenues	69,559	67,982	212,558	207,916
	537,497	531,830	2,047,377	1,811,262
Operating Expenses:
Purchased Gas	29,878	27,986	323,335	228,661
Operation and Maintenance:
Utility	60,592	56,053	187,549	174,744
Integrated Upstream and Gathering and Other	63,534	47,137	180,904	137,312
Pipeline and Storage	31,013	29,814	88,459	86,544
Property, Franchise and Other Taxes	22,482	24,180	72,519	71,450
Depreciation, Depletion and Amortization	121,058	116,408	362,412	337,055
Impairment of Assets	—	—	—	141,802
	328,557	301,578	1,215,178	1,177,568

Operating Income	208,940	230,252	832,199	633,694

Other Income (Expense):
Other Income (Deductions)	11,866	8,534	37,100	31,486
Interest Expense on Long-Term Debt	(33,181)	(34,333)	(96,776)	(107,356)
Other Interest Expense	(2,831)	(3,556)	(16,344)	(13,033)

Income Before Income Taxes	184,794	200,897	756,179	544,791

Income Tax Expense	46,173	51,079	188,245	133,629

Net Income Available for Common Stock	$138,621	$149,818	$567,934	$411,162

Earnings Per Common Share
Basic	$1.46	$1.66	$6.06	$4.54
Diluted	$1.45	$1.64	$6.01	$4.51

Weighted Average Common Shares:
Used in Basic Calculation	95,034,935	90,358,018	93,730,191	90,546,228
Used in Diluted Calculation	95,736,482	91,139,556	94,445,771	91,247,547

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2026	2025
ASSETS
Property, Plant and Equipment	$16,097,040	$15,406,329
Less - Accumulated Depreciation, Depletion and Amortization	8,002,972	7,693,687
Net Property, Plant and Equipment	8,094,068	7,712,642
Current Assets:
Cash and Temporary Cash Investments	1,235,178	43,166
Receivables - Net	227,913	180,801
Unbilled Revenue	16,916	16,219
Gas Stored Underground	12,838	33,468
Materials and Supplies - at average cost	51,232	50,545
Unrecovered Purchased Gas Costs	2,136	5,769
Other Current Assets	67,660	80,759
Total Current Assets	1,613,873	410,727
Other Assets:
Recoverable Future Taxes	98,996	89,247
Unamortized Debt Expense	5,821	6,236
Other Regulatory Assets	123,464	135,486
Deferred Charges	117,345	73,941
Other Investments	66,946	68,346
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	187,737	169,228
Fair Value of Derivative Financial Instruments	127,630	39,388
Other	10,411	8,387
Total Other Assets	743,826	595,735
Total Assets	$10,451,767	$8,719,104
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 95,035,675 Shares and 90,379,095 Shares, Respectively	$95,036	$90,379
Paid in Capital	1,393,023	1,050,918
Earnings Reinvested in the Business	2,426,044	2,012,529
Accumulated Other Comprehensive Income (Loss)	9,576	(59,222)
Total Comprehensive Shareholders' Equity	3,923,679	3,094,604
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	3,567,401	2,382,861
Total Capitalization	7,491,080	5,477,465
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	150,200
Current Portion of Long-Term Debt	—	300,000
Accounts Payable	146,096	184,046
Amounts Payable to Customers	752	968
Dividends Payable	52,745	48,353
Interest Payable on Long-Term Debt	34,475	14,393
Customer Advances	—	17,188
Customer Security Deposits	27,723	29,853
Other Accruals and Current Liabilities	241,398	174,689
Fair Value of Derivative Financial Instruments	1,027	6,074
Total Current and Accrued Liabilities	504,216	925,764
Other Liabilities:
Deferred Income Taxes	1,353,287	1,225,262
Taxes Refundable to Customers	302,149	306,335
Cost of Removal Regulatory Liability	319,921	307,659
Other Regulatory Liabilities	116,935	121,944
Pension and Other Post-Retirement Liabilities	3,768	5,252
Asset Retirement Obligations	223,021	236,787
Other Liabilities	137,390	112,636
Total Other Liabilities	2,456,471	2,315,875
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$10,451,767	$8,719,104

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	June 30,
(Thousands of Dollars)	2026	2025

Operating Activities:
Net Income Available for Common Stock	$567,934	$411,162
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Impairment of Assets	—	141,802
Depreciation, Depletion and Amortization	362,412	337,055
Deferred Income Taxes	88,936	60,754
Premium Paid on Early Redemption of Debt	413	2,385
Stock-Based Compensation	14,801	15,721
Other	17,695	19,296
Change in:
Receivables and Unbilled Revenue	(47,233)	(95,254)
Gas Stored Underground and Materials and Supplies	19,943	18,803
Unrecovered Purchased Gas Costs	3,633	(2,903)
Other Current Assets	13,054	28,038
Accounts Payable	2	1,744
Amounts Payable to Customers	(216)	(18,445)
Customer Advances	(17,188)	(19,373)
Customer Security Deposits	(2,130)	(7,526)
Other Accruals and Current Liabilities	57,892	44,283
Other Assets	(15,919)	(35,348)
Other Liabilities	(29,494)	(39,918)
Net Cash Provided by Operating Activities	$1,034,535	$862,276

Investing Activities:
Capital Expenditures	$(764,515)	$(627,316)
Other	10,302	9,352
Net Cash Used in Investing Activities	$(754,213)	$(617,964)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(150,200)	$(29,200)
Shares Repurchased Under Repurchase Plan	—	(54,430)
Reduction of Long-Term Debt	(601,239)	(1,004,086)
Net Proceeds From Issuance of Long-Term Debt	1,481,195	988,731
Dividends Paid on Common Stock	(150,027)	(140,098)
Net Proceeds from Common Stock Sale	338,396	—
Net Repurchases of Common Stock Under Stock and Benefit Plans	(6,435)	(4,134)
Net Cash Provided by (Used in) Financing Activities	$911,690	$(243,217)

Net Increase in Cash and Cash Equivalents	1,192,012	1,095
Cash and Cash Equivalents at Beginning of Period	43,166	38,222
Cash and Cash Equivalents at June 30	$1,235,178	$39,317

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

INTEGRATED UPSTREAM AND GATHERING SEGMENT

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
	2026	2025	Variance	2026	2025	Variance
Total Operating Revenues	$302,516	$306,402	$(3,886)	$984,561	$873,901	$110,660
Operating Expenses:
Operation and Maintenance:
Upstream General and Administrative Expense	17,487	18,602	(1,115)	55,365	56,776	(1,411)
Lease Operating Expense	15,847	12,566	3,281	50,034	35,710	14,324
Gathering Operation and Maintenance Expense	13,595	7,865	5,730	37,788	23,760	14,028
All Other Operation and Maintenance Expense	3,366	3,816	(450)	9,847	10,994	(1,147)
Property, Franchise and Other Taxes	3,693	5,142	(1,449)	12,118	12,572	(454)
Depreciation, Depletion and Amortization	83,078	79,696	3,382	247,888	228,970	18,918
Impairment of Assets	—	—	—	—	141,802	(141,802)
	137,066	127,687	9,379	413,040	510,584	(97,544)

Operating Income	165,450	178,715	(13,265)	571,521	363,317	208,204

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit (Cost)	(81)	36	(117)	(244)	110	(354)
Interest and Other Income	414	44	370	986	568	418
Interest Expense on Long-Term Debt	(493)	—	(493)	(493)	(3,283)	2,790
Interest Expense	(13,016)	(17,795)	4,779	(44,260)	(56,746)	12,486
Income Before Income Taxes	152,274	161,000	(8,726)	527,510	303,966	223,544
Income Tax Expense	40,400	44,333	(3,933)	139,559	82,761	56,798
Net Income	$111,874	$116,667	$(4,793)	$387,951	$221,205	$166,746
Net Income Per Share (Diluted)	$1.17	$1.28	$(0.11)	$4.11	$2.42	$1.69

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

PIPELINE AND STORAGE SEGMENT

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
	2026	2025	Variance	2026	2025	Variance
Revenues from External Customers	$69,559	$67,982	$1,577	$212,558	$207,916	$4,642
Intersegment Revenues	36,982	37,597	(615)	112,347	113,849	(1,502)
Total Operating Revenues	106,541	105,579	962	324,905	321,765	3,140
Operating Expenses:
Purchased Gas	(67)	(164)	97	(74)	(42)	(32)
Operation and Maintenance	31,479	30,264	1,215	89,913	87,940	1,973
Property, Franchise and Other Taxes	8,196	8,460	(264)	25,178	25,727	(549)
Depreciation, Depletion and Amortization	19,656	18,601	1,055	58,719	55,733	2,986
	59,264	57,161	2,103	173,736	169,358	4,378

Operating Income	47,277	48,418	(1,141)	151,169	152,407	(1,238)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	537	952	(415)	1,610	2,857	(1,247)
Interest and Other Income	2,077	1,111	966	4,441	4,945	(504)
Interest Expense	(11,735)	(11,209)	(526)	(35,314)	(34,637)	(677)
Income Before Income Taxes	38,156	39,272	(1,116)	121,906	125,572	(3,666)
Income Tax Expense	9,417	10,415	(998)	30,341	32,553	(2,212)
Net Income	$28,739	$28,857	$(118)	$91,565	$93,019	$(1,454)
Net Income Per Share (Diluted)	$0.30	$0.32	$(0.02)	$0.97	$1.02	$(0.05)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UTILITY SEGMENT

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
	2026	2025	Variance	2026	2025	Variance
Revenues from External Customers	$165,422	$157,446	$7,976	$850,258	$729,445	$120,813
Intersegment Revenues	78	77	1	294	279	15
Total Operating Revenues	165,500	157,523	7,977	850,552	729,724	120,828
Operating Expenses:
Purchased Gas	66,239	64,292	1,947	433,384	337,541	95,843
Operation and Maintenance	61,652	57,039	4,613	190,778	177,742	13,036
Property, Franchise and Other Taxes	10,461	10,449	12	34,827	32,761	2,066
Depreciation, Depletion and Amortization	18,090	17,945	145	55,171	51,908	3,263
	156,442	149,725	6,717	714,160	599,952	114,208

Operating Income	9,058	7,798	1,260	136,392	129,772	6,620

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	5,220	5,328	(108)	23,032	23,498	(466)
Interest and Other Income	1,054	628	426	3,426	1,869	1,557
Interest Expense	(10,764)	(10,958)	194	(33,508)	(32,601)	(907)
Income Before Income Taxes	4,568	2,796	1,772	129,342	122,538	6,804
Income Tax Expense (Benefit)	(1,118)	(2,201)	1,083	24,217	21,498	2,719
Net Income	$5,686	$4,997	$689	$105,125	$101,040	$4,085
Net Income Per Share (Diluted)	$0.06	$0.05	$0.01	$1.11	$1.11	$—

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
ALL OTHER	2026	2025	Variance	2026	2025	Variance
Total Operating Revenues	$—	$—	$—	$—	$—	$—
Operating Expenses:
Operation and Maintenance	—	—	—	—	—	—
	—	—	—	—	—	—

Operating Loss	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Income (Deductions)	(172)	(131)	(41)	1,053	(489)	1,542
Interest Expense	(122)	(141)	19	(376)	(389)	13
Income (Loss) before Income Taxes	(294)	(272)	(22)	677	(878)	1,555
Income Tax Expense (Benefit)	(72)	(63)	(9)	154	(204)	358
Net Income (Loss)	$(222)	$(209)	$(13)	$523	$(674)	$1,197
Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$—	$(0.01)	$0.01

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
CORPORATE	2026	2025	Variance	2026	2025	Variance
Revenues from External Customers	$—	$—	$—	$—	$—	$—
Intersegment Revenues	1,436	1,341	95	4,307	4,024	283
Total Operating Revenues	1,436	1,341	95	4,307	4,024	283
Operating Expenses:
Operation and Maintenance	13,915	5,725	8,190	30,160	14,992	15,168
Property, Franchise and Other Taxes	132	129	3	396	390	6
Depreciation, Depletion and Amortization	234	166	68	634	444	190
	14,281	6,020	8,261	31,190	15,826	15,364

Operating Loss	(12,845)	(4,679)	(8,166)	(26,883)	(11,802)	(15,081)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(217)	(212)	(5)	(652)	(635)	(17)
Interest and Other Income	39,151	41,073	(1,922)	116,316	123,918	(7,602)
Interest Expense on Long-Term Debt	(32,688)	(34,333)	1,645	(96,283)	(104,073)	7,790
Other Interest Expense	(3,311)	(3,748)	437	(15,754)	(13,815)	(1,939)
Loss before Income Taxes	(9,910)	(1,899)	(8,011)	(23,256)	(6,407)	(16,849)
Income Tax Benefit	(2,454)	(1,405)	(1,049)	(6,026)	(2,979)	(3,047)
Net Loss	$(7,456)	$(494)	$(6,962)	$(17,230)	$(3,428)	$(13,802)
Net Loss Per Share (Diluted)	$(0.08)	$(0.01)	$(0.07)	$(0.18)	$(0.03)	$(0.15)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2026	2025	Variance	2026	2025	Variance
Intersegment Revenues	$(38,496)	$(39,015)	$519	$(116,948)	$(118,152)	$1,204
Operating Expenses:
Purchased Gas	(36,294)	(36,142)	(152)	(109,975)	(108,838)	(1,137)
Operation and Maintenance	(2,202)	(2,873)	671	(6,973)	(9,314)	2,341
	(38,496)	(39,015)	519	(116,948)	(118,152)	1,204
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(36,117)	(40,295)	4,178	(112,868)	(125,155)	12,287
Interest Expense	36,117	40,295	(4,178)	112,868	125,155	(12,287)
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2026		2025		(Decrease)	2026		2025		(Decrease)

Capital Expenditures:
Integrated Upstream and Gathering	$146,327	(1)	$150,007	(3)	$(3,680)	$453,903	(1)(2)	$412,519	(3)(4)	$41,384
Pipeline and Storage	91,571	(1)	22,700	(3)	68,871	166,199	(1)(2)	58,117	(3)(4)	108,082
Utility	46,956	(1)	50,025	(3)	(3,069)	120,550	(1)(2)	128,322	(3)(4)	(7,772)
Total Reportable Segments	284,854		222,732		62,122	740,652		598,958		141,694
All Other	—		—		—	—		—		—
Corporate	4,009		138		3,871	4,434		518		3,916
Eliminations	—		—		—	(546)		(3,520)		2,974
Total Capital Expenditures	$288,863		$222,870		$65,993	$744,540		$595,956		$148,584

(1)Capital expenditures for the quarter and nine months ended June 30, 2026, include accounts payable and accrued liabilities related to capital expenditures of $65.7 million, $29.0 million, $7.2 million and $3.4 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment, Utility segment and Corporate category, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2026, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the nine months ended June 30, 2026, exclude capital expenditures of $87.9 million, $19.4 million and $18.0 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2025 and paid during the nine months ended June 30, 2026. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2025, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2026.

(3)Capital expenditures for the quarter and nine months ended June 30, 2025, include accounts payable and accrued liabilities related to capital expenditures of $73.1 million, $5.7 million and $9.8 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts were excluded from the Consolidated Statement of Cash Flows at June 30, 2025, since they represented non-cash investing activities at that date.

(4)Capital expenditures for the nine months ended June 30, 2025, exclude capital expenditures of $85.0 million, $14.4 million and $20.6 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2024 and paid during the nine months ended June 30, 2025. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2024, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2025.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended June 30,	Normal	2026	2025	Normal (1)	Last Year (1)
Buffalo, NY	843	797	825	(5.5)	(3.4)
Erie, PA	776	711	813	(8.4)	(12.5)

Nine Months Ended June 30,
Buffalo, NY	6,195	6,360	5,825	2.7	9.2
Erie, PA	5,693	5,911	5,527	3.8	6.9

(1)Percents compare actual 2026 degree days to normal degree days and actual 2026 degree days to actual 2025 degree days.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

INTEGRATED UPSTREAM AND GATHERING INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2026	2025	(Decrease)	2026	2025	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	104,285	111,588	(7,303)	315,470	314,819	651

Average Prices (Per Mcf)
Weighted Average	$2.25	$2.69	$(0.44)	$2.97	$2.66	$0.31
Weighted Average after Hedging	$2.81	$2.71	$0.10	$3.05	$2.73	$0.32

Selected Operating Performance Statistics:
Upstream General and Administrative Expense per Mcf (1)	$0.17	$0.17	$—	$0.18	$0.18	$—
Lease Operating Expense per Mcf (1)	$0.15	$0.11	$0.04	$0.16	$0.11	$0.05
Adjusted Gathering Operation and Maintenance Expense per Mcf (1)(2)	$0.13	$0.11	$0.02	$0.12	$0.11	$0.01
Depreciation, Depletion and Amortization per Mcf (1)	$0.80	$0.71	$0.09	$0.79	$0.73	$0.06

(1)Refer to page 15 for the Upstream General and Administrative Expense, Lease Operating Expense, Gathering Operation and Maintenance Expense, and Depreciation, Depletion, and Amortization Expense for the Integrated Upstream and Gathering segment.
(2)Adjusted Gathering O&M Expense of $0.11 per Mcf for both the three and nine months ended June 30, 2025, exclude a $0.04 per Mcf and $0.03 per Mcf reduction, respectively, to Gathering O&M Expense attributed to a change in segment reporting, which is fully offset in operating revenue.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline and Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2026	2025	(Decrease)	2026	2025	(Decrease)
Firm Transportation - Affiliated	17,166	20,123	(2,957)	97,184	101,233	(4,049)
Firm Transportation - Non-Affiliated	162,182	158,910	3,272	543,183	515,411	27,772
Interruptible Transportation	935	149	786	1,543	665	878
	180,283	179,182	1,101	641,910	617,309	24,601

Utility Throughput - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2026	2025	(Decrease)	2026	2025	(Decrease)
Retail Sales:
Residential Sales	9,253	10,151	(898)	64,029	60,738	3,291
Commercial Sales	1,260	1,658	(398)	10,389	9,997	392
Industrial Sales	95	93	2	590	594	(4)
	10,608	11,902	(1,294)	75,008	71,329	3,679
Transportation	12,756	13,853	(1,097)	57,927	55,881	2,046
	23,364	25,755	(2,391)	132,935	127,210	5,725

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding adjusted earnings, adjusted EBITDA, and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines adjusted earnings as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to adjusted earnings for the three and nine months ended June 30, 2026 and 2025:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2026	2025	2026	2025
Reported GAAP Earnings	$138,621	$149,818	$567,934	$411,162
Items impacting comparability:
Impairment of assets	—	—	—	141,802
Tax impact of impairment of assets	—	—	—	(37,169)
Premiums paid on early redemption of debt	413	—	413	2,385
Tax impact of premiums paid on early redemption of debt	(96)	—	(96)	(642)
Unrealized (gain) loss on derivative asset	—	45	—	729
Tax impact of unrealized (gain) loss on derivative asset	—	(12)	—	(196)
Costs related to the pending Ohio gas utility acquisition	6,192	—	16,378	—
Tax impact of costs related to the pending Ohio gas utility acquisition	(1,435)	—	(3,796)	—
Net interest benefit from equity issuance	(3,566)	—	(7,497)	—
Tax impact of net interest benefit from equity issuance	826	—	1,738	—
Interest expense from long-term debt issuances for pending acquisition, net of interest benefit	1,129	—	1,129	—
Tax impact of interest expense from long-term debt issuances, net of interest benefit	(262)	—	(262)	—
Unrealized (gain) loss on other investments	(1,064)	(820)	(57)	1,780
Tax impact of unrealized (gain) loss on other investments	224	172	12	(374)
Adjusted Earnings	$140,982	$149,203	$575,896	$519,477

Reported GAAP Earnings Per Share	$1.45	$1.64	$6.01	$4.51
Items impacting comparability:
Impairment of assets, net of tax	—	—	—	1.14
Premiums paid on early redemption of debt, net of tax	—	—	—	0.02
Unrealized (gain) loss on derivative asset, net of tax	—	—	—	0.01
Costs related to the pending Ohio gas utility acquisition, net of tax	0.05	—	0.14	—
Impact of equity issuance related to pending acquisition, net of interest benefits	0.04	—	0.15	—
Interest expense from long-term debt issuances for pending acquisition, net of tax	0.01	—	0.01	—
Unrealized (gain) loss on other investments, net of tax	(0.01)	(0.01)	—	0.02
Rounding	—	0.01	—	(0.01)
Adjusted Earnings Per Share	$1.54	$1.64	$6.31	$5.69

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

Management defines adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to adjusted EBITDA for the three and nine months ended June 30, 2026 and 2025:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2026	2025	2026	2025
Reported GAAP Earnings	$138,621	$149,818	$567,934	$411,162
Depreciation, Depletion and Amortization	121,058	116,408	362,412	337,055
Other (Income) Deductions	(11,866)	(8,534)	(37,100)	(31,486)
Interest Expense	36,012	37,889	113,120	120,389
Income Taxes	46,173	51,079	188,245	133,629
Impairment of Assets	—	—	—	141,802
Costs related to the pending Ohio gas utility acquisition (1)	5,025	—	9,531	—
Adjusted EBITDA	$335,023	$346,660	$1,204,142	$1,112,551

Adjusted EBITDA by Segment
Integrated Upstream and Gathering Adjusted EBITDA	$248,528	$258,411	$819,409	$734,089
Pipeline and Storage Adjusted EBITDA	66,933	67,019	209,888	208,140
Utility Adjusted EBITDA	27,148	25,743	191,563	181,680
Corporate and All Other Adjusted EBITDA	(7,586)	(4,513)	(16,718)	(11,358)
Total Adjusted EBITDA	$335,023	$346,660	$1,204,142	$1,112,551
(1)For the three months and nine months ended June 30, 2026, costs represent a portion of acquisition costs recognized in O&M expense for the pending Ohio gas utility acquisition. The remaining $1.2 million and $6.8 million of acquisition costs for the three months and nine months ended June 30, 2026, respectively, are recognized in interest expense.

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2026	2025	2026	2025
Integrated Upstream and Gathering Segment
Reported GAAP Earnings	$111,874	$116,667	$387,951	$221,205
Depreciation, Depletion and Amortization	83,078	79,696	247,888	228,970
Other (Income) Deductions	(333)	(80)	(742)	(678)
Interest Expense	13,509	17,795	44,753	60,029
Income Taxes	40,400	44,333	139,559	82,761
Impairment of Assets	—	—	—	141,802
Adjusted EBITDA	$248,528	$258,411	$819,409	$734,089

Pipeline and Storage Segment
Reported GAAP Earnings	$28,739	$28,857	$91,565	$93,019
Depreciation, Depletion and Amortization	19,656	18,601	58,719	55,733
Other (Income) Deductions	(2,614)	(2,063)	(6,051)	(7,802)
Interest Expense	11,735	11,209	35,314	34,637
Income Taxes	9,417	10,415	30,341	32,553
Adjusted EBITDA	$66,933	$67,019	$209,888	$208,140

Utility Segment
Reported GAAP Earnings	$5,686	$4,997	$105,125	$101,040
Depreciation, Depletion and Amortization	18,090	17,945	55,171	51,908
Other (Income) Deductions	(6,274)	(5,956)	(26,458)	(25,367)
Interest Expense	10,764	10,958	33,508	32,601
Income Taxes	(1,118)	(2,201)	24,217	21,498
Adjusted EBITDA	$27,148	$25,743	$191,563	$181,680

Corporate and All Other
Reported GAAP Earnings	$(7,678)	$(703)	$(16,707)	$(4,102)
Depreciation, Depletion and Amortization	234	166	634	444
Other (Income) Deductions	(2,645)	(435)	(3,849)	2,361
Interest Expense	4	(2,073)	(455)	(6,878)
Income Taxes	(2,526)	(1,468)	(5,872)	(3,183)
Costs related to the pending Ohio gas utility acquisition	5,025	—	9,531	—
Adjusted EBITDA	$(7,586)	$(4,513)	$(16,718)	$(11,358)

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW

Management defines free cash flow as net cash provided by operating activities, less net cash used in investing activities, adjusted for acquisitions and divestitures. The following table reconciles National Fuel's free cash flow to Net Cash Provided by Operating Activities on the Consolidated Statement of Cash Flows for the nine months ended June 30, 2026 and 2025:

	Nine Months Ended
	June 30,
(in thousands)	2026	2025

Net Cash Provided by Operating Activities	$1,034,535	$862,276

Less:
Net Cash Used in Investing Activities	754,213	617,964
Proceeds from Divestitures	—	—
	280,322	244,312
Plus:
Acquisitions	—	—

Free Cash Flow	$280,322	$244,312

The Company is unable to provide a reconciliation of any projected free cash flow measure to its comparable GAAP financial measure without unreasonable efforts. This is due to an inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.